Exhibit 2
AMENDED AND RESTATED JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Wild Oats Markets, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 3, 2006.

RONALD W. BURKLE

By:	/s/ Ronald W. Burkle

YUCAIPA AMERICAN MANAGEMENT, LLC

By:	/s/ Ronald W. Burkle

	Name: Its:	Ronald W. Burkle Managing Member

YUCAIPA AMERICAN FUNDS, LLC

By:	Yucaipa American Management, LLC
Its:	Managing Member

	By:	/s/ Ronald W. Burkle

Name: Ronald W. Burkle
Its: Managing Member

Exhibit 2

YUCAIPA AMERICAN ALLIANCE FUND I, LLC

By:	Yucaipa American Funds, LLC
Its:	Managing Member

	By:	Yucaipa American Management, LLC
	Its:	Managing Member

		By:	/s/ Ronald W. Burkle

Name: Ronald W. Burkle
Its: Managing Member

YUCAIPA AMERICAN ALLIANCE FUND I, LP

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

	By:	Yucaipa American Funds, LLC
	Its:	Managing Member

		By:	Yucaipa American Management, LLC
		Its:	Managing Member

			By:	/s/ Ronald W. Burkle

Name: Ronald W. Burkle Its: Managing Member

Exhibit 2

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND I, LP

By:	Yucaipa American Alliance Fund I, LLC
Its:	General Partner

	By:	Yucaipa American Funds, LLC
	Its:	Managing Member

		By:	Yucaipa American Management, LLC
		Its:	Managing Member

			By:	/s/ Ronald W. Burkle

Name: Ronald W. Burkle Its: Managing Member